Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2025, with respect to the consolidated financial statements of Ikena Oncology, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-285881) and the related Proxy/Prospectus of Ikena Oncology, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 7, 2025